Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-185865
333-185865-01

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

POWERSHARES AGRICULTURE FUND

SUPPLEMENT DATED JUNE 18, 2013 TO

PROSPECTUS DATED JANUARY 3, 2013

This Supplement updates certain information contained in the Prospectus dated January 3, 2013, as supplemented from time-to-time (the “Prospectus”) of PowerShares DB Multi-Sector Commodity Trust (the “Trust”) and PowerShares DB Agriculture Fund (the “Fund”). All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Funds should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

DB COMMODITY SERVICES LLC

Managing Owner

I.	Page 14 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

BREAKEVEN TABLE

	Dollar Amount and Percentage of Expenses For the Fund
Expense[1]	DBA[9]
	$	%
Management Fee[2]	$0.22	0.85%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%
Brokerage Commissions and Fees[4]	$0.04	0.16%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%
Interest Income[7]	$(0.01)	(0.05)%
12-Month Breakeven[8]	$0.25	0.96%

1. The breakeven analysis assumes that the Shares have a constant month-end Fund net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 58 for an explanation of the expenses included in the “Breakeven Table.”

2. From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator, ALPS Distributors and Invesco Distributors.

3. The Managing Owner is responsible for paying the organization and offering expenses and the continuous offering costs of the Fund.

4. The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund and the specific futures contracts traded.

5. The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of the Fund.

6. In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7. Interest income currently is estimated to be earned at a rate of 0.05%, based upon the yield on 3-month U.S. Treasury bills as of May 31, 2013. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

8. You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

9. DBA is subject to (i) a Management Fee of 0.85% per annum and (ii) estimated brokerage commissions and fees of 0.16% per annum. DBA is subject to fees and expenses in the aggregate amount of approximately 1.01% per annum. DBA will be successful only if its annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills, exceeds approximately 1.01% per annum. DBA is expected to earn 0.05% per annum, based upon the yield of 3-month U.S. Treasury bills as of May 31, 2013. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, DBA would be required to earn approximately 0.96% per annum, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

All references throughout the Prospectus to the Interest Income and the 12-Month Breakeven amounts are hereby deleted and replaced with the revised information as provided in the above Breakeven Table.

II.	Pages 31 through 32 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Agriculture Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of May 31, 2013: $8,630,870,030

Net Asset Value as of May 31, 2013: $1,605,284,794

Net Asset Value per Share as of May 31, 2013: $25.56

Worst Monthly Drawdown: (14.74)% September 2008

Worst Peak-to-Valley Drawdown: (43.49)% February 2008 – May 2010*

Monthly Rate of Return	2013(%)	2012(%)	2011(%)	2010(%)	2009(%)	2008(%)
January	(0.39)	0.52	5.93	(3.81)	(3.62)	12.47
February	(5.24)	1.00	1.69	(0.13)	(5.88)	12.90
March	(1.82)	(3.90)	(1.86)	(4.56)	3.74	(12.43)
April	0.96	(2.95)	(0.12)	2.62	2.58	0.27
May	(2.33)	(4.36)	(4.24)	(5.34)	11.50	(1.56)
June		7.86	(2.23)	1.94	(9.17)	13.41
July		7.07	0.97	8.30	(0.55)	(10.36)
August		0.83	5.57	(0.12)	3.69	(3.28)
September		(2.93)	(12.23)	5.81	(2.03)***	(14.74)
October		(1.80)	1.90	8.06	0.43	(14.44)
November		(0.38)	(5.11)	(1.95)	3.07	(4.41)
December		(3.05)	(0.48)	11.28****	(0.38)	5.10**
Compound Rate of Return	(8.62) (5 months)	(2.92)	(11.00)%	22.47%	1.85%	(20.91)%
*	The Worst Peak-to-Valley Drawdown from February 2008 – May 2010 includes the effect of the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of 5.10% includes the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.93%.
***	As of October 19, 2009, the Fund commenced tracking the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™. Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Excess Return™.
****	See Footnote 7 below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.             “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

2.             “Net Asset Value” is the net asset value of the pool as of May 31, 2013.

3.             “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding with respect to the pool as of May 31, 2013.

4.             “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5.              “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of the pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6.             “Compound Rate of Return” of the pool is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

7.             The Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The Fund has tracked the DBIQ Diversified Agriculture Index Excess Return™ since December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

DBLCI™ AND DEUTSCHE BANK LIQUID COMMODITY INDEX™ ARE TRADE MARKS OF THE INDEX SPONSOR AND ARE THE SUBJECT OF COMMUNITY TRADE MARK NOS. 3055043 AND 3054996. TRADE MARK APPLICATIONS IN THE UNITED STATES ARE PENDING WITH RESPECT TO BOTH THE TRUST AND ASPECTS OF THE INDEX. THE FUND AND THE MANAGING OWNER HAVE BEEN LICENSED TO USE DBLCI™, DEUTSCHE BANK LIQUID COMMODITY INDEX™ AND DBIQ™.”

III.	Pages 42 through 54 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“Volatility of the Index

The following table1 reflects various measures of volatility2 of the history of the Index as calculated on an excess return basis:

Volatility Type	DBIQ Diversified Agriculture Index Excess Return™[3]
Daily volatility over full history	10.61%
Average rolling 3 month daily volatility	9.93%
Monthly return volatility	12.65%
Average annual volatility	10.07%

The following table reflects the daily volatility on an annual basis of the Index:

Year	DBIQ Diversified Agriculture Index Excess Return™[3]
1989	8.35%
1990	7.92%
1991	7.85%
1992	6.93%
1993	8.24%
1994	12.80%
1995	6.78%
1996	7.80%
1997	11.19%
1998	8.06%
1999	10.74%
2000	8.87%
2001	8.38%
2002	9.51%
2003	8.37%
2004	11.01%
2005	9.40%
2006	9.57%
2007	9.36%
2008	21.09%
2009	15.60%
2010	13.55%
2011	13.07%
2012	10.41%
2013[1]	6.97%

1As of May 31, 2013. Past Index levels are not necessarily indicative of future Index levels.

2Volatility, for these purposes, means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

3As of January 18, 1989. Past Index levels are not necessarily indicative of future Index levels.

[Remainder of page left blank intentionally.]”

CLOSING LEVELS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1989[5]	106.21	93.13	-3.76%	-3.76%
1990	109.76	93.55	-2.79%	-6.45%
1991	98.56	87.18	-1.67%	-8.01%
1992	93.91	84.75	-4.28%	-11.95%
1993	94.15	84.61	5.93%	-6.73%
1994	112.01	90.78	12.43%	4.86%
1995	111.80	99.83	5.05%	10.16%
1996	127.26	108.40	6.19%	16.98%
1997	146.63	116.98	10.46%	29.22%
1998	130.61	94.76	-25.65%	-3.92%
1999	99.66	77.22	-13.58%	-16.97%
2000	85.25	75.94	-6.33%	-22.22%
2001	80.19	66.48	-11.33%	-31.04%
2002	80.12	64.94	9.63%	-24.40%
2003	84.27	72.22	5.72%	-20.08%
2004	92.94	79.92	7.93%	-13.74%
2005	95.26	81.72	3.68%	-10.56%
2006	93.91	82.42	3.47%	-7.45%
2007	102.50	88.80	10.46%	2.23%
2008	123.53	71.21	-19.22%	-17.42%
2009	87.40	72.91	4.18%	-13.97%
2010	105.23	74.69	22.32%	5.23%
2011	114.93	90.14	-10.68%	-6.01%
2012	100.65	84.22	-2.14%	-8.02%
2013[6]	92.12	83.65	-8.19%	-15.56%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1989[5]	107.66	98.26	4.13%	4.13%
1990	122.64	103.97	4.94%	9.27%
1991	116.41	105.67	3.86%	13.49%
1992	116.36	107.38	-0.87%	12.50%
1993	123.83	108.46	9.21%	22.86%
1994	150.59	120.79	17.40%	44.24%
1995	161.94	140.22	11.11%	60.26%
1996	189.53	158.05	11.77%	79.12%
1997	229.29	179.14	16.30%	108.31%
1998	211.30	160.18	-21.94%	62.61%
1999	168.89	133.88	-9.40%	47.32%
2000	154.70	141.66	-0.59%	46.45%
2001	152.05	129.07	-8.20%	34.44%
2002	158.33	127.33	11.44%	49.82%
2003	168.63	143.96	6.81%	60.02%
2004	186.83	160.03	9.43%	75.12%
2005	194.37	169.54	7.04%	87.45%
2006	203.52	178.87	8.57%	103.52%
2007	235.57	196.35	15.48%	135.02%
2008	285.15	166.00	-18.09%	92.50%
2009	204.74	177.70	4.91%	101.95%
2010	245.99	175.42	21.80%	145.99%
2011	268.73	210.82	-10.64%	119.81%
2012	235.53	197.03	-2.06%	115.29%
2013[6]	215.61	195.86	-8.17%	97.71%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	12.7%	11.7%	12.6%	5.0%	5.9%	5.1%	5.9%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	15.3%	13.7%	12.8%	12.5%	7.2%	6.3%	8.0%	6.8%
1996	14.1%	13.1%	12.8%	13.6%	7.4%	6.2%	8.3%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	12.5%	13.6%	12.5%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.4%	12.2%	6.2%	6.2%	6.0%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.0%	13.4%	11.6%	11.4%	6.2%	7.1%	6.5%	8.2%
2007	12.7%	12.1%	13.5%	14.7%	6.8%	7.4%	6.9%	7.1%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009	11.8%	11.5%	12.6%	11.1%	6.7%	6.2%	6.9%	6.3%
2010	12.0%	11.4%	12.7%	12.9%	6.1%	5.4%	6.2%	5.8%
2011	12.0%	12.3%	12.1%	13.0%	5.7%	6.0%	6.1%	5.9%
2012	15.8%	12.3%	17.6%	15.2%	6.8%	6.3%	6.7%	6.2%
2013[6]	11.9%	11.9%	12.4%	13.2%	5.5%	5.5%	5.7%	5.6%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	12.2%	14.1%	10.6%	11.6%	11.1%	2.5%	3.0%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	12.4%	11.7%	9.6%	10.5%	6.4%	9.8%	4.4%	4.2%
1996	13.4%	13.0%	9.5%	10.6%	10.3%	9.6%	2.3%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	12.2%	9.9%	10.8%	9.4%	10.8%	3.1%	2.8%
2001	13.4%	12.3%	14.0%	16.8%	9.5%	5.7%	2.3%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	18.8%	12.4%	10.8%	11.5%	10.6%	9.7%	2.6%	2.3%
2007	12.8%	8.9%	10.9%	12.2%	10.9%	9.8%	2.5%	2.6%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009	14.4%	14.2%	13.5%	13.6%	11.8%	10.7%	3.2%	2.8%
2010	11.8%	10.1%	11.3%	11.1%	12.0%	11.3%	2.7%	3.2%
2011	11.5%	12.6%	12.6%	9.6%	12.4%	11.4%	3.5%	2.7%
2012	9.8%	11.5%	10.6%	9.9%	8.1%	8.7%	2.2%	2.3%
2013[6]	13.4%	12.5%	11.0%	11.9%	10.9%	9.8%	3.1%	3.5%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.3%	3.8%	4.4%	9.7%	8.3%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.2%	12.3%	3.5%	3.9%	8.2%	8.2%
1996	9.8%	12.5%	3.1%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	12.9%	4.0%	4.3%	9.3%	8.8%
2001	12.7%	13.3%	4.1%	4.6%	8.5%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	10.9%	12.3%	3.6%	4.1%	6.5%	7.5%
2007	11.4%	13.0%	3.8%	4.9%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009	9.6%	11.7%	3.7%	4.2%	5.8%	7.9%
2010	12.5%	14.1%	4.3%	5.1%	8.5%	9.6%
2011	11.6%	13.1%	4.2%	4.5%	8.2%	8.8%
2012	11.7%	13.6%	3.8%	5.0%	7.0%	9.0%
2013[6]	13.1%	13.1%	4.4%	4.2%	8.6%	8.7%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	13.0%	11.7%	13.0%	5.0%	6.3%	5.1%	6.5%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	12.8%	13.7%	13.1%	12.5%	6.2%	6.3%	6.3%	6.8%
1996	15.0%	13.1%	13.3%	13.6%	6.1%	6.2%	7.2%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	13.5%	13.6%	13.6%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.0%	12.2%	6.0%	6.2%	5.8%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.8%	13.4%	12.8%	11.4%	6.3%	7.1%	6.3%	8.2%
2007	12.7%	12.7%	13.5%	12.9%	6.8%	6.2%	6.9%	6.2%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009	12.2%	11.5%	12.6%	12.0%	6.0%	5.9%	5.9%	6.2%
2010	12.0%	11.4%	12.7%	12.9%	6.1%	5.4%	6.2%	5.8%
2011	12.0%	12.3%	12.1%	13.0%	5.7%	6.0%	6.1%	5.9%
2012	15.8%	12.3%	17.6%	15.2%	6.8%	6.3%	6.7%	6.2%
2013[6]	11.9%	11.9%	12.4%	13.2%	5.5%	5.5%	5.7%	5.6%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	11.1%	14.1%	10.4%	11.6%	11.4%	2.5%	2.5%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	13.3%	11.7%	10.4%	10.5%	9.5%	9.8%	2.8%	4.2%
1996	14.8%	13.0%	9.3%	10.6%	9.1%	9.6%	2.2%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	10.2%	9.9%	10.1%	9.4%	10.0%	3.1%	3.2%
2001	12.8%	12.3%	15.7%	16.8%	8.4%	5.7%	2.2%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	11.6%	12.4%	11.4%	11.5%	11.5%	9.7%	2.9%	2.3%
2007	12.8%	11.7%	10.9%	11.5%	10.9%	11.2%	2.5%	2.9%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009	13.6%	13.8%	11.6%	13.9%	11.1%	10.7%	2.8%	3.0%
2010	11.8%	10.1%	11.3%	11.1%	12.0%	11.3%	2.7%	3.2%
2011	11.5%	12.6%	12.6%	9.6%	12.4%	11.4%	3.5%	2.7%
2012	9.8%	11.5%	10.6%	9.9%	8.1%	8.7%	2.2%	2.3%
2013[6]	13.4%	12.5%	11.0%	11.9%	10.9%	9.8%	3.1%	3.5%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.1%	3.8%	4.3%	9.7%	8.6%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.5%	12.3%	4.1%	3.9%	8.9%	8.2%
1996	10.7%	12.5%	3.4%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	13.1%	4.0%	4.4%	9.3%	9.5%
2001	13.1%	13.3%	4.1%	4.6%	9.3%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	12.7%	12.3%	4.3%	4.1%	7.4%	7.5%
2007	11.4%	13.2%	3.8%	4.4%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009	11.8%	11.1%	3.9%	4.2%	8.5%	7.6%
2010	12.5%	14.1%	4.3%	5.1%	8.5%	9.6%
2011	11.6%	13.1%	4.2%	4.5%	8.2%	8.8%
2012	11.7%	13.6%	3.8%	5.0%	7.0%	9.0%
2013[6]	13.1%	13.1%	4.4%	4.2%	8.6%	8.7%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

All statistics based on data from January 18, 1989 to May 31, 2013.

VARIOUS STATISTICAL MEASURES	DBIQ Diversified Agriculture ER™8*	DBIQ Diversified Agriculture TR™[9]	S&P Agriculture Total Return[10]
Annualized Changes to Index Level[11]	-0.7%	2.8%	-0.6%
Average rolling 3 month daily volatility[12]	9.9%	9.8%	14.0%
Sharpe Ratio[13]	-0.07	-0.06	-0.28
% of months with positive change[14]	47%	51%	48%
Average monthly positive change[15]	2.9%	2.9%	4.2%
Average monthly negative change[16]	-2.6%	-2.5%	-3.7%

ANNUALIZED INDEX LEVELS[17]	DBIQ Diversified Agriculture ER™8*	DBIQ Diversified Agriculture TR™[9]	S&P Agriculture Total Return[10]
1 year	-1.2%	-1.1%	11.5%
3 year	3.3%	3.2%	12.9%
5 year	-4.9%	-4.7%	-3.2%
7 year	-0.7%	0.6%	2.5%
10 year	1.2%	2.9%	0.8%
15 year	-2.0%	0.3%	-2.9%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

DBIQ DIVERSIFIED AGRICULTURE ER, DBIQ DIVERSIFIED AGRICULTURE TR AND S&P AGRICULTURE TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ Diversified Agriculture ER, DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ DIVERSIFIED AGRICULTURE TR AND S&P AGRICULTURE TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on January 18, 1989.
6.	Closing levels as of May 31, 2013.
7.	The DBIQ Diversified Agriculture Index Excess Return™ and DBIQ Diversified Agriculture Index Total Return™ reflect the change in market value of C (Corn), S (Soybeans), W (Wheat), KW (Kansas City Wheat), and SB (Sugar), on an optimum yield basis, and CC (Cocoa), KC (Coffee), LC (Live Cattle), FC (Feeder Cattle), LH (Lean Hogs), and CT (Cotton), on a non-optimum yield basis.
8.	“DBIQ Diversified Agriculture ER™” is DBIQ Diversified Agriculture Index Excess Return™.
9.	“DBIQ Diversified Agriculture TR™” is DBIQ Diversified Agriculture Index Total Return™.
10.	“S&P Agriculture Total Return” is S&P GSCI Agriculture Index Total Return.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.
13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability - often referred to as the “standard deviation” - of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.38%.
14.	“% of months with positive change” during the period from inception to May 31, 2013.
15.	“Average monthly positive change” during the period from inception to May 31, 2013.
16.	“Average monthly negative change” during the period from inception to May 31, 2013.
17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).
*	As of October 19, 2009, the Fund commenced tracking the DBIQ Diversified Agriculture Index Excess Return™. Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Excess Return.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH AUGUST 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

IV.	The Experts section on page 96 is amended to include the following sentence after the second paragraph:

“Effective May 28, 2013, PricewaterhouseCoopers LLP replaced KPMG LLP as the independent registered public accounting firm of the registrants.”